UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2023

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

(518) 782-7700

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (a) Departure of Jean A. Bua and Jonathan M. Silver

On July 5, 2023, Jean A. Bua, a Class II director of the Board of Directors (the “Board”) of Plug Power Inc. (the “Company”), and Chair of the Board’s Audit Committee, notified the Company of her decision to resign from the Board effective immediately. Ms. Bua has served on the Board since April 2022. Ms. Bua’s decision to resign from the Board is solely for personal reasons and not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 10, 2023, Jonathan M. Silver, a Class III director of the Board and member of the Board’s Nominating and Corporate Governance Committee and Regulatory Affairs Committee, notified the Company of his decision to resign from the Board effective immediately. Mr. Silver has served on the Board since June 2018. Mr. Silver’s decision to resign from the Board is solely for personal and business reasons and he has not advised the Company of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Following his resignation, Mr. Silver will serve as a consultant to the Company for a period of 12 months and has entered into a consulting agreement with the Company, effective as of July 10, 2023.

In connection with Mr. Silver’s resignation, the Board approved the appointment of current Board member, Gary K. Willis, as a member of the Board’s Nominating and Corporate Governance Committee, effective immediately. Following Mr. Willis’ appointment, the members of the Nominating and Corporate Governance Committee are Maureen O. Helmer and Gary K. Willis.

The Company wishes to express its gratitude to Ms. Bua and Mr. Silver for each of their contributions to the Board.

(d) Appointment of New Directors

On July 10, 2023, the Board appointed Patrick Joggerst and Mark J. Bonney as directors of the Company to fill the vacancies created by the departure by Ms. Bua and Mr. Silver. In addition, Mr. Bonney will replace Ms. Bua as the Chair of the Audit Committee of the Board effective immediately.

Patrick Joggerst

Patrick Joggerst has been designated as a Class III director to serve until the Company’s 2026 annual meeting of the stockholders or until his successor has been duly elected and qualified, or until his earlier death, removal or resignation. The Board has determined that Mr. Joggerst is an independent director as defined in the NASDAQ Stock Market listing standards and applicable Securities and Exchange Commission (“SEC”) rules and regulations.

Patrick Joggerst is currently the Founder and Principal at J2 Consulting, a management consulting practice focusing on organization transformation and sales acceleration. From January 2018 until November 2021, Mr. Joggerst served as Chief Marketing Officer and Executive Vice President of Business Development at Ribbon Communications Inc. (NASDAQ: RBBN), a publicly traded software, analytics and cloud solutions provider for communications services, which was created from the merger of Genband US LLC (“GENBAND™”), a provider of carrier and enterprise network transformation and real-time communications solutions, and Sonus Networks, Inc. (NASDAQ: SONS), a publicly traded cloud-based communications distributor that offers mobile network operation and Microsoft solutions. Prior to his role with Ribbon Communications Inc., he served as an Executive Vice President of Global Sales and Marketing at GENBAND™ from January 2016 to December 2017 and as the Chief Marketing Officer and Executive Vice President from March 2015. Mr. Joggerst has more than 25 years of experience in various roles in the technology, software, marketing, and telecommunications sectors. Mr. Joggerst holds a B.S. in Foreign Service from Georgetown University, with a concentration in international commerce and finance.

Mark J. Bonney

Mark J. Bonney has been designated as a Class II director to serve until the Company’s 2025 annual meeting of the stockholders or until his successor has been duly elected and qualified, or until his earlier death, removal or resignation, and as the Chair of the Audit Committee. The Board has determined that Mr. Bonney is an independent director as defined in the NASDAQ Stock Market listing standards and applicable SEC rules and regulations.

Mark J. Bonney currently serves as President and Chief Executive Officer of On Board Advisors, LLC, a financial and strategic advisory firm. Mr. Bonney previously served on the board of directors of Zix Corporation, a then-publicly traded provider of cloud email security solutions, from January 2013 until its merger in December 2021. Mr. Bonney also previously served as a director of SeaChange International, Inc. (NASDAQ:SEAC), a publicly traded provider of end-to-end video delivery and management software solutions for cable wireless, OTT and other content providing enterprises, from August 2017 through December 2019, including as Executive Chair and principal executive officer from April 2019 through October 2019, and Independent Chairman from October 2019 through December 2019. From May 2018 until its merger in April 2019, he served as President and Chief Executive Officer and a director of RhythmOne plc (LON:RTHM) (previously known as Blinkx and also known as RhythmOne Group), an online publicly traded provider of multi-screen digital advertising company, where he also served as the Interim Chief Financial Officer from February 2019 to April 2019. Prior to that, Mr. Bonney served as President and Chief Executive Officer of MRV Communications, Inc. (NASDAQ:MRVC), a publicly traded supplier of network equipment to the telecommunications industry, from December 2014 until its sale in August 2017 and as a director of MRV Communications, Inc. from April 2013 to August 2017. Mr. Bonney previously served as a director of Sigma Designs, Inc., a provider of system-on-a-chip semiconductor solutions for smart homes, from August 2012 through August 2015; Executive Vice President and Chief Financial Officer of Direct Brands, Inc., a direct to consumer media company, from 2010 to 2012; vice president and general manager of the Authentication Solutions Group of JDS Uniphase Corporation (“JDSU”), an optical technologies and telecommunications firm, from 2008 to 2010; and as a director from 2003 until 2005, and Executive Vice President and Chief Financial Officer from 2005 to 2008, of American Bank Note Holographics, Inc., an optical security device company, which was acquired by JDSU. Mr. Bonney has also previously held executive roles with technology companies, including President, Chief Operating Officer and a director of Axsys Technologies, Inc., a manufacturer of components and subsystems for aerospace, defense, data storage, medical and other high technology applications, from 1999 to 2002, and Chief Financial Officer of Zygo Corporation, a manufacturer of components for semiconductor, data storage and industrial markets, from 1993 to 1999. Mr. Bonney holds a B.S. in Business from Central Connecticut State University and an M.B.A. from the University of Hartford.

For their service as non-employee directors, Mr. Joggerst and Mr. Bonney will each be compensated in accordance with the Non-Employee Director Compensation Plan.

The Company and each of Mr. Joggerst and Mr. Bonney entered into the Company’s standard indemnification agreement for non-employee directors.

There are no arrangements or understandings between Mr. Joggerst and Mr. Bonney and any other person pursuant to which Mr. Joggerst and Mr. Bonney were elected as directors. There are no transactions in which Mr. Joggerst and Mr. Bonney have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On July 10, 2023, the Company issued a press release with respect to the appointment of Patrick Joggerst and Mark J. Bonney to the Board. A copy of the press release is furnished herewith as Exhibit 99.1.

The information included in this Item 7.01 and Exhibit 99.1 of this Current Report are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall this item and Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such future filing.

Item 8.01	Other Events.

As previously disclosed, Lucas P. Schneider, a Class III director on the Board and a member of the Board’s Corporate Governance and Nominating Committee, did not stand for reelection at the Company’s 2023 annual meeting of stockholders and his term on the Board expired on June 27, 2023. Notwithstanding Mr. Schneider’s resignation from the Board, the Board, based on the recommendation of the Compensation Committee of the Board, determined to accelerate 6,789 unvested shares subject to options and 6,789 unvested restricted stock units previously granted to Mr. Schneider, which would have fully vested as of June 30, 2023, to acknowledge his service on the Board through June 27, 2023.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Plug Power Inc. dated July 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: July 10, 2023	By:	/s/ Paul Middleton
Paul Middleton
Chief Financial Officer